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                                                                    EXHIBIT 3(i)

                               SHELL OIL COMPANY
                            (A DELAWARE CORPORATION)

                             ---------------------

                     RESTATED CERTIFICATE OF INCORPORATION
                             FILED DECEMBER 8, 1986

                             ---------------------

         (ORIGINAL CERTIFICATE OF INCORPORATION FILED FEBRUARY 8, 1922)

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                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

     SHELL OIL COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Shell Oil Company and the name under which the Corporation was originally incorporated is Shell Union Oil Corporation.

     The date of filing its original Certificate of Incorporation with the Secretary of State was February 8, 1922.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by:

     a) adding to part THIRD the provision that the Corporation shall be authorized to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware;

     b) adding to part NINTH the provision that written ballots are not required to elect directors by stockholders; and

     c) adding a new part TENTH incorporating the provisions for limiting liability and indemnification of directors adopted pursuant to the recently enacted Section 102(b)(7) of the Delaware General Corporation Law, and provisions for indemnification of directors, officers, employees and agents of the Corporation pursuant to recent amendments of Section 145 of the Delaware General Corporation Law.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

     FIRST: The name of this corporation is SHELL OIL COMPANY.

     SECOND: The registered office of this Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     THIRD: The nature of the business of this Corporation and the objects and purposes proposed to be transacted, promoted and carried on, are as follows:

     To prospect, explore, bore and drill for, mine, produce, extract, refine, distill, treat, manufacture, store, pipe or otherwise transport, distribute, market, deal in, buy and sell petroleum, oil, natural gas, coal, metals and other minerals and mineral and hydro-carbon substances of every kind, and all kinds of products and by-products derived from said minerals or substances or any of them, and for that purpose to acquire, construct, maintain and operate storage tanks, machinery, appliances, equipment, pipe lines, tank cars, tank wagons, steam and other vessels for water transportation, pumps, pumping stations, materials and things incidental to or useful in connection with any of the businesses of this Corporation, and, generally, to manufacture, deal in, buy and sell all kinds of goods, wares and merchandise of every nature whatsoever and to engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business aforesaid.

     To purchase, drill for or otherwise acquire and use, store, transport, distribute, sell or otherwise dispose of water.

     To acquire, take, hold, own, construct, erect, improve, manage and operate, and to aid and subscribe toward acquisition, construction or improvement of oil wells, gas wells, mines, mining claims, denouncements and concessions, refineries, manufacturing plants, piers, wharves and any other works, property or appliances which may appertain to or be useful in the conduct of any of the businesses of this Corporation.

     To purchase, fell, locate or otherwise acquire, cut, manufacture into lumber, hold, use, transport and sell or otherwise dispose of trees, timber, logs, lumber and the products and any by-products thereof.

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     To purchase, grow, produce or otherwise acquire and use, sell, or otherwise dispose of grains, fruits, vegetables and other products of the field and orchard, and cattle, horses and other animals of every kind and description.

     To grind, can, preserve or otherwise prepare for food and sell or otherwise dispose of grains, fruits and vegetables of every kind and description.

     To purchase, lease, erect or otherwise acquire and maintain, conduct and operate general stores for the sale of merchandise of every kind and description.

     To do a general transportation and navigation business and a general import and export business, and in connection therewith to purchase or otherwise acquire, receive, handle, transport and sell or otherwise dispose of merchandise of every kind and description.

     To purchase, generate, create or otherwise acquire and use, sell or otherwise dispose of electric current and electric, steam and water power of every other kind and description.

     To enter into and carry out partnerships of every kind and description, whether general, mining or special, with any persons, firms, associations or other corporations whatsoever, for operating and developing mines, oil wells, gas wells, and interest therein, whether owned jointly by this Corporation and such persons, firms, associations, and other corporations or otherwise, and for exercising any other powers of this Corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, pledge or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and trade names relating to or useful in connection with any business of this Corporation.

     To enter into, make and perform contracts of every sort and description with any person, firm, association, corporation, municipality, body politic, country, state or government or colony or dependency thereof.

     To borrow or raise moneys for any of the purposes of this Corporation and, from time to time, without limit as to amount, draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and secure the payment thereof and of the interest thereon by mortgage upon, or pledge, conveyance or assignment in trust of, the whole or any part of the property of this Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired, and sell, pledge or otherwise dispose of such bonds or other obligations of this Corporation for its corporate purposes.

     To purchase, hold, sell, transfer, pledge or otherwise dispose of shares of the capital stock, of, or any bonds, securities or evidences of indebtedness created by, any other corporation or corporations organized under the laws of the State of Delaware or any other state, country, nation or government, and while the owner thereof to exercise all of the rights, powers and privileges of ownership, including the right to vote thereon and the right to transfer said securities to one or more persons, firms or corporations, subject to voting trusts or other agreements, placing in them the voting power of said securities.

     To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which this Corporation has the power to conduct, pay for the same in cash or in stock or bonds of this Corporation or otherwise, hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, assume in connection therewith any liabilities of any such person, firm, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired.

     To guarantee the payment of dividends upon any shares of the capital stock of, or the performance of any contract by, any other corporation or association in which this Corporation shall have an interest; to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes, securities or other evidences of indebtedness created or issued by any such other corporation or association; and to aid in any manner any other corporation or association any bonds or other securities or evidences of indebtedness of which, or shares of stock in which, may be held by or for this Corporation, or in which, or in

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the welfare of which, this Corporation shall have any interest, and do any acts or things designed to protect, preserve, improve or enhance the value of any such bonds or other securities or evidences of indebtedness or of such shares of stock or other property of this Corporation.

     To purchase, hold, cancel, reissue, sell or transfer shares of its own capital stock to such extent as may be permitted by the laws of the State of Delaware, provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     To have one or more offices, carry on all or any of its operations and business without restriction or limit as to amount, and purchase, lease as lessee, or otherwise acquire, hold, own, develop, improve, mortgage, pledge, lease as lessor, sell, convey or otherwise dispose of or incumber and to aid and subscribe toward the acquisition, development or improvement of real and personal property of every class and description, and rights and privileges therein, in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws thereof.

     In general, the purpose of this Corporation is, and this Corporation shall be authorized, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     The objects and purposes specified in the foregoing clauses of this Article Third shall, except where otherwise expressed in this Article, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article in this Certificate of Incorporation, but shall be regarded as independent objects and purposes and shall be construed as powers as well as objects and purposes.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $10.00 per share.

     FIFTH: This Corporation is to have perpetual existence.

     SIXTH: The private property of the stockholders and directors of this Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     SEVENTH: The number of directors of this Corporation shall be as specified in the By-Laws, but such number may from time to time be increased or decreased in such manner as may be prescribed in the By-Laws. Directors need not be stockholders. The Board of Directors shall designate such number of its members as may be specified in the By-Laws of this Corporation to constitute an Executive Committee, which shall have and exercise all the powers of the Board of Directors in the management of the business and affairs of this Corporation and shall have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

     EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

          To make, alter, amend and repeal the By-Laws of this Corporation subject to the power of the holders of the Common Stock to alter or repeal the By-Laws made by the Board of Directors;

          To determine whether any, and if any, what part, of the surplus of this Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus of net profits;

          To fix from time to time the amount of the profits of this Corporation to be reserved as working capital or for any other lawful purpose; and to purchase, hold, cancel, reissue, sell or transfer shares of the capital stock of this Corporation to such extent as may be permitted by the laws of the State of Delaware, provided that shares of its own capital stock belonging to this Corporation shall not be voted upon directly or indirectly;

          To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or

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     book or document of this Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders.

     NINTH: Written ballots are not required to elect directors by stockholders. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time, with or without cause, in such manner as shall be provided in the By-Laws of this Corporation.

     If the By-Laws so provide, the stockholders and Board of Directors of this Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of this Corporation, subject to the provisions of the laws of Delaware, outside of said State at such places as may from time to time be designated by them whether within or without the United States of America.

     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by this Corporation, subject, nevertheless, to the express provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of this Corporation.

     No holder of stock of this Corporation shall have any preferential right of subscription to any shares of any class of stock of this Corporation issued or sold, or to any obligations convertible into stock of this Corporation, or any rights of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may determine, and at such price as the Board of Directors may fix pursuant to the authority conferred by this Certificate of Incorporation.

     In the absence of fraud no contract or other transaction between this Corporation and any other corporation and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; in the absence of fraud any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     Any contract, transaction or act of this Corporation or of the Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law and by this Certificate of Incorporation be as valid and as binding as though ratified by every stockholder of this Corporation.

     TENTH: A director of this Corporation, or any person serving as a director of another corporation at the request of this Corporation, shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation (or such other corporation) or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to indemnify any person who is or was a director, officer, employee or agent of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity from and against any and all expenses, liabilities or losses asserted against, or incurred by any such person in any such capacity, or arising out of his status as such; and the indemnification authorized herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote

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of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to purchase and maintain insurance in any form from any affiliated or other insurance company and to use other arrangements (including, without limitation, trust funds, security interests, or surety arrangements) to protect itself or any person who is or was a director, officer, employee or agent of this Corporation or serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity against any expense, liability or loss asserted against, or incurred by any such person in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     ELEVENTH: This Corporation reserves the rights to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     4. This Restated Certificate of Incorporation was duly adopted by Unanimous Written Consent of the stockholder in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SHELL OIL COMPANY has caused this certificate to be signed by John F. Bookout, its President, and attested by Thomas E. Baker, its Secretary this 26th day of November, 1986.

                                            SHELL OIL COMPANY

                                                   /s/ JOHN F. BOOKOUT

                                            ------------------------------------
                                                      John F. Bookout
                                                         President

ATTEST:

       /s/ THOMAS E. BAKER
------------------------------------
             Secretary

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
STATE OF TEXAS      sec.
COUNTY OF HARRIS    sec.

     BEFORE ME, a Notary Public, on this day personally appeared John F. Bookout, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Shell Oil Company, a corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said corporation.

     GIVEN under my hand and seal of office this 26th day of November, 1986 A.D.

                                                     /s/ M.J. DOIRON
                                            ------------------------------------
[SEAL]                                              Notary Public in and
                                                   for the State of Texas

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                               STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE
                             ---------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF SHELL OIL COMPANY FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 1986, AT 10 O'CLOCK A.M.

                                                  /s/ MICHAEL HARKINS
                                          --------------------------------------
                                           Michael Harkins, Secretary of State

                                          AUTHENTICATION: 11936193

                                          DATE: 12/08/1986

[SEAL]
726342083

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